Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Envivio, Inc. and Subsidiaries

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180915, 333-191098 and 333-195831) of Envivio, Inc. and Subsidiaries of our report dated April 23, 2015, relating to the consolidated financial statements of Envivio, Inc. and Subsidiaries which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

April 23, 2015